Exhibit 99.1

WE NEED YOUR VOTE
NEW URGENT REQUEST REGARDING OUR ANNUAL STOCKHOLER MEETING

The 2017 Annual Meeting of Stockholders of Griffin Capital Essential Asset REIT was adjourned for a second time to July 14, 2017 due to the lack of stockholder participation. Your vote is missing and your participation is needed. Please join your fellow stockholders and vote today! We urge you to vote as soon as possible in order to allow Griffin Capital Essential Asset REIT to obtain the necessary number of votes required to hold the meeting on the adjourned meeting date.

Please note that proxy solicitation costs are borne by Griffin Capital Essential Asset REIT stockholders.  These costs can be substantial.  Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you.

Voting is quick, will only take a few minutes.

We offer three easy methods for you to vote:

VOTE ONLINE

Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.
Voting online must be completed by 11:59 p.m. Eastern Daylight Saving Time on July 13, 2017.

VOTE BY MAIL Return the executed proxy card in the postage-paid envelope provided so it is received by July 13, 2017.
VOTE BY PHONE

If you have your proxy materials, call the toll-free number on your card and follow the touch-tone prompts to vote.
Voting by touch-tone phone must be completed by 11:59 p.m. Eastern Daylight Saving Time on July 13, 2017.
OR
Call toll-free at 1-855-976-3332
Monday through Friday, 9am to 10pm, Eastern Time to speak with a proxy specialist.

To speak with a live agent and vote please call:
1- 855-976-3332
Please vote promptly to help the REIT from incurring additional costs related to solicitations. Thank you for voting!